Exhibit 99.1

Vinco Ventures’ Spin Off Subsidiary Cryptyde Announces Launch of Joint Venture Entity Focused on BTC Mining Ecosystem

Fairport, NY., November 1, 2021, Vinco Ventures, Inc. (NASDAQ: BBIG) today announced that its subsidiary Cryptyde has launched a Joint Venture, CW Machines LLC, with Wattum Management, a leading supplier of BTC mining equipment and services globally. The Joint Venture, CW Machines, is focused on simplifying consumer ownership of BTC Mining equipment through the integration of smart contract technology.

“The launch of this joint venture entity signifies the start of our expansion into the broader crypto and blockchain market,” said Cryptyde CEO Brian McFadden. “We are excited to be working with industry vetarans such as the Wattum Management team and and look forward to the introduction of NFT’s and smart contracts into the BTC Mining space.”

CW Machines LLC launched operations with an initial order of 2000 Bitmain Antminer S19’s paired with US based power allocations. Operations will include the sale of turnkey mining solutions with a focus on simplicity and affordability. Traditionally, an industry that can be very difficult and costly to enter, BTC mining is often intimidating to the average consumer. CW Machines will simplify that process and aims to provide an entry cost point that a majority of US consumers can afford.

“We are living through a fundamental evolution in the financial sector. With the advancement of crypto markets into mainstream America, the average consumer is only entering “after the fact” or after the coin exists. Our goal with CW Machines is too allow that average consumer the opportunity to be involved in the creation process of that asset through affordable access to crypto mining equipment,” said Brian McFadden.

About Vinco Ventures, Inc.

Vinco Ventures, Inc. (BBIG) is a selective acquisitions company focused on digital media and content technologies. Vinco’s B.I.G. (Buy. Innovate. Grow.) strategy is seeking out acquisition opportunities that are poised for scale and will BE BIG. For more information visit Investors.vincoventures.com.

Cryptyde, Inc.

Cryptyde is a selective acquisitions firm focused on leveraging blockchain technology to disrupt consumer facing industries. Current operations include E-NFT.com, the first Streaming Music NFT Platform and CW Machines LLC our crypto mining ecosystem which leverages our knowledge of blockchain technologies to bring BTC mining to a price point for the everyday consumer.

Forward-Looking Statements and Disclaimers

To the extent any statements contained in this press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Media Contact

Jason Magner

Rogers & Cowan PMK

310-854-8128

Jason.magner@rogersandcowanpmk.com

Investor Relations

Jason Magner

Rogers & Cowan PMK

310-854-8128

Jason.magner@rogersandcowanpmk.com

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